Calculation of Filing Fee Tables
S-3
ARROWHEAD PHARMACEUTICALS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, $0.001 par value per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Equity	Common Stock, $0.001 par value per share	457(o)	500,000,000		$ 500,000,000.00	0.0001381	$ 69,050.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 500,000,000.00		$ 69,050.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 27,550.00
			Net Fee Due:						$ 41,500.00
Offering Note
[1]	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. In accordance with Rule 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees other than the registration fee due in connection with $500,000,000 of shares of common stock that may be issued and sold from time to time under the sale agreement prospectus supplement included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go basis.

[2]	See Offering Note 1

[3]	See Offering Note 1

[4]	See Offering Note 1. The warrants covered by this registration statement may be warrants to purchase common stock, preferred stock or other securities of the Registrant.

[5]	See Offering Note 1

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Arrowhead Pharmaceuticals, Inc.	S-3	333-268665	12/05/2022		$ 27,550.00	Equity	Common Stock, $0.001 par value per share	250,000,000	$ 27,550.00
Fee Offset Sources		Arrowhead Pharmaceuticals, Inc.	S-3	333-268665		12/05/2022						$ 27,550.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $250,000,000 registered hereunder are unsold securities (the "Unsold Securities") previously covered by the registrant's registration statement on Form S-3ASR (File No. 333-268665) which was initially filed with the Securities and Exchange Commission on December 5, 2022 and became effective on December 5, 2022 (the "Prior Registration Statement"), and are hereby included in the registrant's Registration Statement on Form S-3ASR, which was filed and became effective on December 11, 2025 (the "Registration Statement"). The registrant paid a filing fee of $27,550 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this prospectus supplement to the Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A